Exhibit 99.1

Akoustis Reports Third Consecutive Quarter of Record Revenue as Fourth Quarter Fiscal
2022 Sales Grew by Over 140% Year-Over-Year

●	Ramp in XBAW Filter Revenue Expected to Continue in the Current Q1 FY23 with a Greater Than 200% Year-Over-Year Revenue Increase

●	Akoustis Now has Twelve Customers in Production with Finished XBAW Filter Products

●	Customer Activity Remains Robust with Expanding Design Win Pipeline in 5G Mobile, Wi-Fi CPE, 5G Infrastructure, Automotive, Timing Control and Other Markets

●	Akoustis Is Ideally Positioned to Expand Its Chip Manufacturing in Upstate New York, USA and Benefit from the Recently Passed CHIPS and Science Act of 2022

●	Company to Host Investor Update Call Today at 8:00 am ET

Charlotte, N.C., Sept. 12, 2022 (GLOBE NEWSWIRE) – Akoustis Technologies, Inc. (NASDAQ: AKTS) (“Akoustis” or the “Company”), an integrated device manufacturer (IDM) of patented bulk acoustic wave (BAW) high-band RF filters for mobile and other wireless applications, announced today a greater than 140% year-over-year increase in quarterly revenue to a record $5.2 million for the fourth fiscal 2022 quarter ended June 30, 2022.

Based on robust activity in both the sales and design win pipelines, the Company expects to report another quarter of record revenue in the current September quarter with a year-over-year increase of greater than 200%, despite the ongoing supply chain challenges in the consumer electronics industry. The Company had $80.5 million in cash as of June 30, 2022.

Akoustis will host an investor call to provide a business update and outlook, followed by a Q & A session this morning at 8:00 am ET. The call-in numbers are 877-407-3982 (domestic) or +01 201-493-6780 (international). The conference call will be webcast live on the Company’s website and will be available for playback at the following URL: https://ir.akoustis.com/ir-calendar.

Jeff Shealy, founder and CEO of Akoustis, stated, “Akoustis was able to achieve another quarter of record revenue and unit growth in June despite the persistent macro challenges presented from COVID lockdowns, supply chain disruptions and semiconductor chip shortages. Our growth is being driven by production ramps of our patented XBAW® RF filter solutions to multiple customers across our diverse end markets including Wi-Fi 6, Wi-Fi 6E, 5G mobile and network infrastructure, timing control, automotive and other markets.”

Mr. Shealy added, “As Akoustis manufactures its XBAW® semiconductor chips exclusively in Upstate New York, USA for consumer wireless devices, we believe we are an attractive candidate to receive funding from the recently passed CHIPS and Science Act of 2022. Such funding could position Akoustis to expand manufacturing to deliver billions of XBAW® RF filter chips annually and position the Company to service both tier 1 and tier 2 mobile companies for 5G smartphones, as well as other end markets including 5G networks, high-frequency Wi-Fi devices, and other high-volume wireless markets.”

Akoustis continues to experience strong demand and a growing sales funnel for its Wi-Fi, 5G mobile and 5G infrastructure products including CBRS XBAW® filters, as well as its new XBAW® and RFMi resonator and oscillator products. During the June quarter, the Company shipped multiple samples of its new 5G XBAW® wafers complete with its new, advanced wafer-level packaging (WLP) technology. Akoustis continues to add new Wi-Fi design wins, many of which are expected to ramp into production in calendar 2022.

Recent Business Highlights

●	Announced two new Wi-Fi 6E design wins for MU-MIMO architectures, bringing the total number of Wi-Fi design wins to 15

●	Began sampling next generation Wi-Fi 6E / Wi-Fi 7 XBAW® filters in chip-scale-packaging offering 4x smaller size compared to prior generations of Akoustis parts and superior out-of-band rejection

●	Iterated second design of new Wi-Fi 7 diplexer to Fortune 100 PC chipset customer and shipped samples in WLP

●	Received a new development order from a Fortune 100 Internet company for multiple new Wi-Fi 7 diplexer products for the AR/VR and wearable markets

●	Continued ramp of multiple Wi-Fi 6 and Wi-Fi 6E customers

●	Fully qualified four Wi-Fi 6E XBAW® filter solutions

●	Developed first samples of two new 5G mobile XBAW® filters for tier-1 RF module maker

●	Shipped second sample of a 5G mobile filter to tier-1 RF component customer in new, advanced WLP

●	Iterated second 5G mobile XBAW® filter design for first foundry customer and received a purchase order for additional filter designs

●	Continued the migration of the development and manufacture of new Akoustis’ WLP process into the New York fab

●	Ramped initial production for three Citizens Broadband Radio Service (CBRS) customers

●	Began sampling new 3.7-3.98 GHz C-band filter for the US 5G infrastructure market

●	Awarded new multi-year, multi-million-dollar DARPA contract to advance XBAW® technology to 18 GHz

●	Continued DARPA direct-to-phase II (DP2) contract to advance design and manufacturing of XBAW® technology for filters and other sensors

●	Completed the acquisition of the remaining interest in RFM Integrated Device Inc. (RFMi) - a RF product leader with over 400 RF SAW resonator & filter and crystal resonator & VCO timing control products in its expanding portfolio

●	Company’s XBAW® patent portfolio grew to 67 issued and licensed patents plus 117 patents pending as of August 30, 2022

Akoustis is actively delivering volume production of its Wi-Fi 6 tandem filter solutions, shipping multiple 5G small cell XBAW™ filter solutions, delivering initial designs of its new 5G mobile filter solutions to multiple customers and is now entering the market with its new Wi-Fi 6E coexistence XBAW® filter solutions. To date, Akoustis has received more than 20 customer design wins for its patented XBAW® filter solutions.

Given the rapidly growing sales funnel activity, as well as ongoing interaction with customers regarding expected ramps in 5G mobile, Wi-Fi 6 and Wi-Fi 6E in calendar 2022, the Company is increasing the annual production capacity at its New York fab to approximately 0.5 billion filters per year.

Fiscal Year Financial Performance

Akoustis Technologies, Inc.

Condensed Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	June 30, 2022	June 30, 2021
Assets

Assets:
Cash and cash equivalents	80,485	88,322
Accounts receivable	3,793	1,170
Inventory	4,094	1,390
Other current assets	3,359	2,314
Total current assets	91,731	93,196

Property and equipment, net	51,157	30,730
Goodwill	8,051
Intangibles, net	8,994	572
Operating lease right-of-use asset, net	1,126	471
Other assets	279	25
Total Assets	$161,338	$124,994

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable and accrued expenses	11,204	6,954
Contingent consideration	855
Operating lease liability	313	270
Deferred revenue	286	41
Total current liabilities	12,658	7,265

Long-term Liabilities:
Convertible notes payable, net	43,731	—
Contingent consideration	591	0
Operating lease liability	811	202
Other long-term liabilities	117	117
Total long-term liabilities	45,250	319

Total Liabilities	57,908	7,584

Stockholders’ Equity
Preferred Stock, par value $0.001: 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 57,079,347 and 51,235,764 shares issued and outstanding at June 30, 2022 and June 30, 2021, respectively	57	51
Additional paid in capital	310,171	265,130
Accumulated deficit	(206,798)	(147,771)
Total Stockholders’ Equity	$103,430	$117,410
Noncontrolling interest	—	—
Total Equity	103,430	117,410
Total Liabilities and Stockholders’ Equity	$161,338	$124,994

Akoustis Technologies, Inc.

Consolidated Statements of Operations

 (In thousands, except per share data)

	For the Year Ended June 30, 2022	For the Year Ended June 30, 2021

Revenue	$15,350	$6,618

Cost of revenue	19,487	10,651

Gross profit	(4,137)	(4,033)

Operating expenses
Research and development	35,708	24,076
General and administrative expenses	20,710	13,285
Total operating expenses	56,418	37,361

Loss from operations	(60,555)	(41,394)

Other (expense) income
Interest (expense) income	(77)	(5,130)
Change in fair value of contingent liability	(347)	—
Gain on extinguishment of debt	—	1,624
Change in fair value of derivative liabilities	(48)	744
Total Other (expense) income	(472)	(2,762)
Net loss before income taxes	$(61,027)	$(44,156)

Income taxes	$(1,833)	—

Net loss	$(59,194)	(44,156)

Net (income) loss attributable to noncontrolling interest	167	—

Net Loss attributable to common stockholders	(59,027)	(44,156)

Net loss per common share - basic and diluted	$(1.09)	$(1.02)

The following non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP measures exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements and are subject to inherent limitations. Please see reconciliations to comparable GAAP measures below and descriptions of these non-GAAP measures under “Non-GAAP Measures.”

Non-GAAP Operating Loss and Non-GAAP Net Loss for the year ended June 30, 2022, and 2021 were as follows:

Akoustis Technologies, Inc.

Unaudited Reconciliations of Non-GAAP Financial Measures

	Three Months Ended
(in thousands)	June 30, 2022	June 30, 2021
GAAP operating loss	$(17,658)	$(11,777)
Common stock issued for services	2,493	2,109

Non-GAAP operating loss	$(15,165)	$(9,668)

	Three Months Ended
(in thousands)	June 30, 2022	June 30, 2021
GAAP net loss	$(16,274)	$(10,121)
Change in fair value of contingent consideration	168	-
Change in fair value of derivative liabilities	48	-
Amortization of acquisition-related intangible assets	348	-
Debt discount amortization	29	-
Gain on sale of Fixed Assets	(7)	-
Tax Adjustments	(1,772)	-
Gain on extinguishment of debt	-	(1,625)
Common stock issued for services	2,493	2,109

Non-GAAP net loss	$(14,967)	$(9,637)

Weighted average common shares outstanding - basic and diluted	56,561,053	50,589,380
Non-GAAP net loss per common share - basic and diluted	$(0.26)	$(0.19)

	Twelve Months Ended
(in thousands)	June 30, 2022	June 30, 2021
GAAP operating loss	$(60,555)	$(41,394)
Gain on sale of Fixed Assets	(211)	-
Common stock issued for services	10,247	8,192

Non-GAAP operating loss	$(50,519)	$(33,202)

	Twelve Months Ended
(in thousands)	June 30, 2022	June 30, 2021
GAAP net loss	$(59,194)	$(44,156)
Change in fair value of contingent consideration	347	-
Change in fair value of derivative liabilities	48	(744)
Amortization of acquisition-related intangible assets	985	-
Tax adjustments related to acquisitions	(1,772)	-
Gain on extinguishment of debt	-	(1,625)
Gain on sale of Fixed Assets	(211)	-
Debt discount amortization	29	4,406
Common stock issued for services	10,247	8,192

Non-GAAP net loss	$(49,521)	$(33,927)

Weighted average common shares outstanding - basic and diluted	54,021,205	43,426,602
Non-GAAP net loss per common share - basic and diluted	$(0.92)	$(0.78)

Non-GAAP Measures

We regularly review a number of metrics, including Non-GAAP Operating Loss and Non-GAAP Net Loss, which are not financial measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP Operating Loss represents operating loss before common stock issued for services and gain or loss on the sale of fixed assets. Non-GAAP Net Loss represents net loss before change in fair value of contingent consideration, change in fair value of derivative liabilities, debt discount amortization, gain on extinguishment of debt, gain or loss on sale of fixed assets, tax adjustments related to acquisitions and common stock issued for services. The Company believes these non-GAAP measures provide useful information to management, investors and financial analysts regarding certain financial and business trends relating to the Company’s financial condition and results of operations. We use these non-GAAP measures to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions.

About Akoustis Technologies, Inc.

Akoustis® (http://www.akoustis.com/) is a high-tech BAW RF filter solutions company that is pioneering next-generation materials science and MEMS wafer manufacturing to address the market requirements for improved RF filters - targeting higher bandwidth, higher operating frequencies and higher output power compared to incumbent polycrystalline BAW technology deployed today. The Company utilizes its proprietary and patented XBAW® manufacturing process to produce bulk acoustic wave RF filters for mobile and other wireless markets, which facilitate signal acquisition and accelerate band performance between the antenna and digital back end. Superior performance is driven by the significant advances of poly-crystal, high-purity and single-crystal piezoelectric materials and the resonator-filter process technology which enables optimal trade-offs between critical power, frequency and bandwidth performance specifications.

Akoustis plans to service the fast growing multi-billion-dollar RF filter market using its integrated device manufacturer (IDM) business model. The Company owns and operates a 120,000 sq. ft. ISO-9001:2015 registered commercial wafer-manufacturing facility located in Canandaigua, NY, which includes a class 100 / class 1000 cleanroom facility - tooled for 150-mm diameter wafers - for the design, development, fabrication and packaging of RF filters, MEMS and other semiconductor devices. Akoustis Technologies, Inc. is headquartered in the Piedmont technology corridor near Charlotte, North Carolina.

Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, each as amended, that are intended to be covered by the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements about our estimates, expectations, beliefs, intentions, plans or strategies for the future (including our possible future results of operations, business strategies, competitive position, potential growth opportunities, potential market opportunities and the effects of competition), the anticipated benefits of the acquisition of RFMi and supply agreement with Tai-Saw, including estimated synergies and other financial impacts, and the assumptions underlying such statements. Forward-looking statements include all statements that are not historical facts and typically are identified by use of terms such as “may,” “might,” “would,” “will,” “should,” “could,” “project,” “expect,” “plan,” “strategy,” “anticipate,” “attempt,” “develop,” “help,” “believe,” “think,” “estimate,” “predict,” “intend,” “forecast,” “seek,” “potential,” “possible,” “continue,” “future,” and similar words (including the negative of any of the foregoing), although some forward-looking statements are expressed differently. Forward-looking statements are neither historical facts nor assurances of future results, performance, events or circumstances. Instead, these forward-looking statements are based on management’s current beliefs, expectations and assumptions and are subject to risks and uncertainties. Factors that could cause actual results to differ materially from those currently anticipated include, without limitation, risks relating to our ability to obtain adequate financing and sustain our status as a going concern; our limited operating history; our inability to generate revenues or achieve profitability; the results of our research and development activities; our inability to achieve acceptance of our products in the market; the possibility that the anticipated benefits from business acquisitions (including the acquisition of RFMi) cannot be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of acquired businesses’ (including RFMi’s) operations will be greater than expected and the possibility of disruptions to our business during integration efforts and strain on management time and resources; the impact of a pandemic or epidemic or a natural disaster, including the COVID-19 pandemic, on our operations, financial condition and the worldwide economy, including its impact on our ability to access the capital markets; general economic conditions, including upturns and downturns in the industry; shortages in supplies needed to manufacture our products, or needed by our customers to manufacture devices incorporating our products; our limited number of patents; failure to obtain, maintain, and enforce our intellectual property rights; claims of infringement, misappropriation or misuse of third party intellectual property that, regardless of merit, could result in significant expense and loss of our intellectual property rights; our inability to attract and retain qualified personnel; our reliance on third parties to complete certain processes in connection with the manufacture of our products; product quality and defects; existing or increased competition; our ability to successfully manufacture, market and sell products based on our technologies; our ability to meet the required specifications of customers and achieve qualification of our products for commercial manufacturing in a timely manner; our ability to successfully scale our New York wafer fabrication facility and related operations while maintaining quality control and assurance and avoiding delays in output; the rate and degree of market acceptance of any of our products; our ability to achieve design wins from current and future customers; contracting with customers and other parties with greater bargaining power and agreeing to terms and conditions that may adversely affect our business; risks related to doing business in foreign countries, including China; any security breaches, cyber-attacks or other disruptions compromising our proprietary information and exposing us to liability; our failure to innovate or adapt to new or emerging technologies; our failure to comply with regulatory requirements; results of any arbitration or litigation that may arise; stock volatility and illiquidity; dilution caused by any future issuance of common stock or securities that are convertible into or exercisable for common stock; our failure to implement our business plans or strategies; and our ability to maintain effective internal control over financial reporting. These and other risks and uncertainties are described in more detail in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s most recent Annual Report on Form 10-K and in subsequently filed Quarterly Reports on Form 10-Q. Considering these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this document may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included in this document speak only as of the date hereof and, except as required by law, we undertake no obligation to update publicly or privately any forward-looking statements, whether written or oral, for any reason after the date of this document to conform these statements to new information, actual results or to changes in our expectations.

Contact:

COMPANY:

Tom Sepenzis
Akoustis Technologies
VP of Corporate Development & IR
(980) 689-4961
tsepenzis@akoustis.com

The Del Mar Consulting Group, Inc.
Robert B. Prag, President
(858) 794-9500
bprag@delmarconsulting.com